UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 4, 2014

NEOGENOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive, Suite 9, Fort Myers, Florida		33913
(Address of principal executive offices)		(Zip Code)

(239) 768-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Certifying Accountant

Effective November 4, 2014, the Audit Committee of the Board of Directors of Neogenomics, Inc. (the “Company”) approved the dismissal of Frazier & Deeter, LLC (“Frazier & Deeter”) as the Company’s independent registered public accounting firm. Frazier & Deeter had recently become the Company’s independent registered public accounting firm on October 13, 2014 as result of two of the partners of Kingery & Crouse PA, the Company’s previous accounting firm, joining Frazier & Deeter in its new Tampa, Florida office.

Frazier & Deeter did not prepare or issue any audit reports on the Company’s financial statements during the past two years. During the Company’s two most recent fiscal years and through the date of this Current Report on Form 8-K (i) there were no disagreements with Frazier & Deeter on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Frazier & Deeter’s satisfaction, would have caused Frazier & Deeter to make reference to the subject matter in connection with their reports on the Company’s financial statements for such years; and (ii) there were no reportable events, within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company provided a copy of the foregoing disclosures to Frazier & Deeter prior to the date of the filing of this Current Report on Form 8-K (this “Report”) and requested that Frazier & Deeter furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of such letter, dated November 10, 2014, is filed as Exhibit 16.1 to this Report.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

EXHIBIT	DESCRIPTION	LOCATION

Exhibit 16.1	Letter from Frazier & Deeter, LLC, dated November 10, 2014, regarding Change in Certifying Accountant.	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/ George Cardoza
George Cardoza
Chief Financial Officer

Date: November 10, 2014

Exhibit Index

Exhibit No.	Description

16.1	Letter from Frazier & Deeter, LLP, dated November 10, 2014, regarding Change in Certifying Accountant.